UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 15, 2026

FORIAN INC.
(Exact Name of Registrant as Specified in Charter)

Maryland	001-40146	85-3467693
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

41 University Drive, Suite 400, Newtown, PA	18940
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (267) 225-6263

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	FORA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01	Completion of Acquisition or Disposition of Assets

As previously disclosed in the Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) by the Forian Inc., a Maryland corporation (the “Company” or “Forian”) on April 3, 2026, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”), by and among the Company, 2025 Acquisition Company, LLC, a Delaware limited liability company (“Parent”), and Bravo Merger Sub, Inc., a Maryland corporation and wholly owned subsidiary of Parent (“Purchaser”).

Pursuant to the Merger Agreement, and upon the terms and subject to the conditions thereof, on April 16, 2026, Purchaser commenced a tender offer, as subsequently amended and supplemented on May 4, 2026 and May 7, 2026 (such offer, as amended and supplemented, the “Offer”) to acquire any and all of the issued and outstanding shares of common stock, par value $0.0001 per share of the Company (the “Shares”), at a purchase price of $2.17 per Share, in cash, without interest thereon and less any applicable tax withholding (the “Offer Price”).

The Offer and related withdrawal rights expired as scheduled one minute after 11:59 p.m., Eastern time, on May 14, 2026 (such date and time, the “Expiration Date”), and the Offer was not further extended. Purchaser was advised by Broadridge Corporate Issuer Solutions, LLC, the depositary for the Offer, that, as of the Expiration Date, a total of 6,444,415 Shares had been validly tendered and not validly withdrawn pursuant to the Offer, representing, with the beneficial ownership of Parent, approximately 91% of the issued and outstanding Shares as of the Expiration Date. As of the Expiration Date, the number of Shares validly tendered and not validly withdrawn pursuant to the Offer satisfied the Minimum Condition (as defined in the Merger Agreement), and all other conditions to the Offer were satisfied or waived. Promptly after the Expiration Date, Purchaser accepted all Shares validly tendered and not validly withdrawn pursuant to the Offer and will promptly pay for all Shares accepted pursuant to the Offer. Parent completed the acquisition of the Company on May 15, 2026 (the “Closing Date”), by causing Purchaser to merge with and into the Company (the “Merger”) pursuant to Section 3-106.1(c) of the Maryland General Corporation Law (the “MGCL”). At the Effective Time (as defined in the Merger Agreement), Purchaser was merged with and into the Company, the separate existence of Purchaser ceased and the Company continued as a wholly owned subsidiary of Parent (the “Surviving Corporation”).

At the Effective Time, each Share issued and outstanding immediately prior to the Effective Time (other than (i) Shares held by any direct or indirect wholly-owned subsidiary of the Company, or by Parent, Purchaser or any other direct or indirect wholly owned subsidiary of Parent, (ii) any Shares irrevocably accepted for payment in the Offer, and (iii) Shares issued and outstanding immediately prior to the Effective Time that are held by any holder who is entitled to demand and has properly exercised and perfected its demand for appraisal of such Shares in the time and manner provided in Section 3-202 of the MGCL and, as of the Effective Time, has neither effectively withdrawn nor lost such holder’s rights to such appraisal and payment under the MGCL (such shares, the “Dissenting Shares”)) will be converted into the right to receive the Offer Price, without any interest thereon and subject to any withholding of taxes required (the “Merger Consideration”).

Further, at the Effective Time, by virtue of the Merger and without any further action on the part of the holders thereof, Parent, Purchaser or the Company: (1) each vested Option that has an exercise price per Share that is less than the Offer Price and that is outstanding as of immediately prior to the Effective Time (any such Option, an “In the Money Option”) will be cancelled and converted into the right to receive an amount in cash (without interest and subject to deduction for any required withholding taxes), equal to the product of: (i) the total number of Shares subject to such In the Money Option, multiplied by (ii) the excess, if any, of (A) the Offer Price over (B) the exercise price payable per Share under such Option (such amount, the “In the Money Option Consideration”); (2) each Option that is either (i) unvested or (ii) that has a per share exercise price per Share that is equal to or more than the Offer Price (any such Option, an “Out of the Money Option”) that is then outstanding and unexercised as of immediately prior to the Effective Time will be cancelled at the Effective Time without any consideration payable therefor; (3) each vested RSU that is outstanding as of immediately prior to the Effective Time shall be cancelled and converted into the right to receive an amount in cash equal to the product of (i) the total number of Shares vested under such RSU immediately prior to the Effective Time multiplied by (ii) the Offer Price (the “RSU Consideration”); (4) each unvested RSU or portion thereof that is outstanding as of immediately prior to the Effective Time shall be cancelled and converted into a right to receive an amount in cash equal to the product of (i) the total number of Shares subject to such unvested RSU immediately prior to the Effective Time multiplied by (ii) the Offer Price (the “Unvested RSU Consideration”), which Unvested RSU Consideration shall be paid on the same vesting schedule as was applicable to the corresponding RSU immediately prior to the Effective Time and shall otherwise remain subject to the same terms and conditions (including any applicable employment-based vesting conditions) as were applicable to such RSU immediately prior to the Effective Time; (5) each vested award of restricted Shares (each, a “Company Restricted Stock Award”) that is outstanding as of immediately prior to the Effective Time shall be cancelled and converted into the right to receive an amount in cash equal to the product of (i) the total number of Shares vested under such Company Restricted Stock Award immediately prior to the Effective Time multiplied by (ii) the Offer Price (the “Restricted Stock Consideration”); and (6) each unvested Company Restricted Stock Award or portion thereof that is outstanding as of immediately prior to the Effective Time shall be cancelled and converted into a right to receive an award of restricted shares, subject to time-based vesting, forfeiture or repurchase, on substantially similar terms, with respect to the Surviving Corporation.

The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which is filed as Exhibit 2.1 to the Current Report on Form 8-K filed with the SEC by the Company on April 3, 2026, which is incorporated by reference herein.

The information set forth in Items 5.01 and 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

The information set forth in Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.01.

On May 15, 2026, in connection with the consummation of the Offer and the Merger, the Company notified The Nasdaq Capital Market (“Nasdaq”) of the consummation of the Merger and requested that Nasdaq file with the SEC a notification of removal from listing and/or registration on Form 25 to effect the delisting of all Shares from Nasdaq and the deregistration of such Shares under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As a result, the Shares will no longer be listed on Nasdaq.

In addition, following the effectiveness of the Form 25, the Company intends to file a certification on Form 15 with the SEC requesting the termination of registration of all shares of Company Common Stock under Section 12(g) of the Exchange Act, and the suspension of the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act with respect to all shares of Company Common Stock.

Item 3.03	Material Modification to Rights of Security Holders

The information set forth under Items 2.01, 3.01, 5.01, and 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.01	Changes in Control of Registrant

The information set forth under Items 2.01, 5.02 and 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

As a result of the completion of the Merger, a change of control of the Company occurred and the Company became a wholly owned subsidiary of Parent. Parent obtained the funds necessary to fund the acquisition through a combination of cash on hand and equity financing.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The information set forth under Items 2.01 and 5.01 of this Current Report on Form 8-K is incorporated by reference in this Item 5.02.

At the Effective Time, Mark J. Adler, M.D., Ian G. Banwell, Adam Dublin, Jennifer Hajj, Shahir Kassam-Adams, Alyssa Varadhan and Kristiina Vuori, M.D., Ph.D. each resigned from the board of directors of the Company (the “Board”) and from all committees of the Board on which they served, and Max Wygod remained as the sole director of the Surviving Corporation.

Item 5.03	Amendments to Articles of Incorporation or Bylaws

Pursuant to the terms of the Merger Agreement, on May 15, 2026, the Company’s articles of incorporation and bylaws were each amended and restated in their entirety and, as so amended and restated, became the articles of incorporation and bylaws of the Surviving Corporation.

Copies of the amended and restated articles of incorporation and amended and restated bylaws are attached as Exhibits 3.1 and 3.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 8.01	Other Events.

On May 15, 2026, the Company issued a press release announcing the completion of the Offer and the consummation of the Merger. A copy of the press release is attached as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

The Company hereby files or furnishes, as applicable, the following exhibits:

Exhibit No.	Description

2.1*
Agreement and Plan of Merger, dated as of April 2, 2026, by and among Forian Inc., 2025 Acquisition Company, LLC and Bravo Purchaser, Inc. (incorporated by reference to Exhibit 2.1 on the Current Report on Form 8-K, filed on April 3, 2026).

3.1	Amended and Restated Articles of Incorporation of Forian Inc.

3.2	Amended and Restated Bylaws of Forian Inc.

99.1	Press Release of Forian Inc., dated May 15, 2026

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Certain exhibits and schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted exhibit or schedule to the SEC upon request; provided, however, that the Company may request confidential treatment pursuant to Rule 24b-2 of the Exchange Act for any schedule so furnished.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORIAN INC.

Dated: May 15, 2026	By:	/s/ Caroline McGrail
	Name:	Caroline McGrail
	Title:	General Counsel and Secretary